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                                                                   EXHIBIT 10.11

                         SUPERIOR ENERGY SERVICES, INC.

                     NONQUALIFIED DEFERRED COMPENSATION PLAN

                                SEPTEMBER 1, 2004

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                                Table of Contents

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ARTICLE I PURPOSE AND EFFECTIVE DATE..............................................................................    1
ARTICLE II DEFINITIONS............................................................................................    1
   2.01        Administrative Committee...........................................................................    1
   2.02        Base Salary........................................................................................    1
   2.03        Base Salary Deferral...............................................................................    1
   2.04        Beneficiary........................................................................................    1
   2.05        Board..............................................................................................    1
   2.06        Bonus Compensation.................................................................................    1
   2.07        Change of Control..................................................................................    1
   2.08        Code...............................................................................................    3
   2.09        Common Stock.......................................................................................    3
   2.10        Company............................................................................................    3
   2.11        Deferral Account...................................................................................    3
   2.12        Deferral Period....................................................................................    3
   2.13        Deferred Amount....................................................................................    3
   2.14        Designee...........................................................................................    4
   2.15        Disabled...........................................................................................    4
   2.16        Eligible Compensation..............................................................................    4
   2.17        ERISA..............................................................................................    4
   2.18        Form of Payment....................................................................................    4
   2.19        401(k) Plan........................................................................................    4
   2.20        Hardship Withdrawal................................................................................    4
   2.21        Hypothetical Investment Benchmark..................................................................    4
   2.22        Key Employee.......................................................................................    4
   2.23        Matching Contribution..............................................................................    5
   2.24        Participant........................................................................................    5
   2.25        Participation Agreement............................................................................    5
   2.26        Plan Year..........................................................................................    5
   2.27        Retirement.........................................................................................    5
   2.28        Termination of Employment..........................................................................    5
   2.29        Unforeseeable Emergency............................................................................    5
   2.30        Valuation Date.....................................................................................    5
ARTICLE III ADMINISTRATION........................................................................................    5
   3.01        Administrative Committee Duties....................................................................    5
   3.02        Claim Procedure....................................................................................    6
ARTICLE IV PARTICIPATION..........................................................................................    7
   4.01        Participation......................................................................................    7
   4.02        Contents of Participation Agreement................................................................    7
   4.03        Modification or Revocation of Election by Participant..............................................    8
ARTICLE V DEFERRED COMPENSATION...................................................................................    8
   5.01        Elective Deferred Compensation.....................................................................    8
   5.02        Vesting of Deferral Account........................................................................    8
ARTICLE VI MAINTENANCE AND INVESTMENT OF ACCOUNTS.................................................................    8

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                               Table of Contents
                                  (continued)

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   6.01        Maintenance of Accounts............................................................................    8
   6.02        Hypothetical Investment Benchmarks.................................................................    9
   6.03        Statement of Accounts..............................................................................    9
ARTICLE VII BENEFITS..............................................................................................    9
   7.01        Time and Form of Payment...........................................................................    9
   7.02        Matching Contribution..............................................................................    9
   7.03        Retirement........................................................................................    10
   7.04        In-Service Distributions and Effect of Termination of Employment..................................    10
   7.05        Death or Disability...............................................................................    10
   7.06        Hardship Withdrawals..............................................................................    11
   7.07        Change of Control.................................................................................    11
   7.08        Withholding of Taxes..............................................................................    11
   7.09        Acceleration or Deferral of Payment...............................................................    11
ARTICLE VIII BENEFICIARY DESIGNATION.............................................................................    12
   8.01        Beneficiary Designation...........................................................................    12
   8.02        No Beneficiary Designation........................................................................    12
ARTICLE IX AMENDMENT AND TERMINATION OF PLAN.....................................................................    12
   9.01        Amendment.........................................................................................    12
   9.02        Company's Right to Terminate......................................................................    12
ARTICLE X MISCELLANEOUS..........................................................................................    12
   10.01       Unfunded Plan.....................................................................................    12
   10.02       Nonassignability..................................................................................    12
   10.03       Payment to Spouse in Connection with Divorce......................................................    13
   10.04       Validity and Severability.........................................................................    13
   10.05       Governing Law.....................................................................................    13
   10.06       Employment Status.................................................................................    13
   10.07       Underlying Plans and Programs.....................................................................    13
   10.08       Severance.........................................................................................    13

                                    ARTICLE I
                           PURPOSE AND EFFECTIVE DATE

      The purpose of the Superior Energy Nonqualified Deferred Compensation Plan ("Plan") is to aid Superior Energy Services, Inc. ("Superior") and its participating subsidiaries in retaining and attracting executive employees by providing them with tax deferred savings opportunities. The Plan provides a select group of management and highly compensated employees (within the meaning of Sections 201(2), 301(a)(3) and 401(a)(1) of the Employee Retirement Income Security Act of 1974, as amended (ERISA)) of Superior and its participating subsidiaries with the opportunity to elect to defer receipt of specified portions of compensation, and to have these deferred amounts treated as if invested in specified hypothetical investment benchmarks. The Plan shall be effective September 1, 2004, and deferral elections made hereunder shall be effective on or after September 1, 2004.

                                   ARTICLE II
                                   DEFINITIONS

      For the purposes of this Plan, the following words and phrases shall have the meanings indicated, unless the context clearly indicates otherwise:

      2.01 ADMINISTRATIVE COMMITTEE. "Administrative Committee" means the committee appointed by the Compensation Committee of the Board, or by any person(s) to whom the Compensation Committee of the Board has delegated the power of appointment. As of the date effective date of the Plan, the persons listed on Appendix B are members of the Administrative Committee.

      2.02 BASE SALARY. "Base Salary" means the base rate of cash compensation paid by the Company to or for the benefit of a Participant for services rendered or labor performed while a Participant, before any reduction for withholdings or amounts deferred under the Plan or any other salary reduction program.

      2.03 BASE SALARY DEFERRAL. "Base Salary Deferral" means the amount of a Participant's Base Salary that the Participant elects to have withheld on a pre-tax basis from his Base Salary and credited to his Deferral Account pursuant to, and subject to the limitations of, Section 4.02.

      2.04 BENEFICIARY. "Beneficiary" means the person, persons or entity designated by the Participant to receive any benefits payable under the Plan pursuant to Article VIII.

      2.05 BOARD. "Board" means the Board of Directors of Superior Energy Services, Inc.

      2.06 BONUS COMPENSATION. "Bonus Compensation" means the cash bonus paid annually near the end of the first quarter, after any withholdings or salary reductions, but before reduction for amounts deferred under the Plan.

      2.07 CHANGE OF CONTROL. "Change of Control" means:

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      (a) the acquisition by any person of beneficial ownership of 50% or more of the outstanding shares of the Common Stock or 50% or more of the combined voting power of the Company's then outstanding securities entitled to vote generally in the election of directors; provided, however, that for purposes of this subsection (a), the following acquisitions shall not constitute a Change of
Control:

            (1) any acquisition (other than a Business Combination (as defined below) which constitutes a Change of Control under Section 2.07(c) hereof) of Common Stock directly from the Company,

            (2) any acquisition of Common Stock by the Company,

            (3) any acquisition of Common Stock by any employee benefit plan (or related trust) sponsored or maintained by the Company or any corporation controlled by the Company, or

            (4) any acquisition of Common Stock by any corporation or other entity pursuant to a Business Combination that does not constitute a Change of Control under Section 2.07(c) hereof; or

      (b) individuals who, as of September 1, 2004, constituted the Board (the "Incumbent Board") cease for any reason to constitute at least a majority of the Board; provided, however, that any individual becoming a director subsequent to such date whose election, or nomination for election by the Company's stockholders, was approved by a vote of at least two-thirds of the directors then comprising the Incumbent Board shall be considered a member of the Incumbent Board, unless such individual's initial assumption of office occurs as a result of an actual or threatened election contest with respect to the election or removal of directors or other actual or threatened solicitation of proxies or consents by or on behalf of a person other than the Incumbent Board; or

      (c) consummation of a reorganization, share exchange, merger or consolidation (including any such transaction involving any direct or indirect subsidiary of the Company) or sale or other disposition of all or substantially all of the assets of the Company (a "Business Combination"); provided, however, that in no such case shall any such transaction constitute a Change of Control if immediately following such Business Combination:

            (1) the individuals and entities who were the beneficial owners of the Company's outstanding Common Stock and the Company's voting securities entitled to vote generally in the election of directors immediately prior to such Business Combination have direct or indirect beneficial ownership, respectively, of more than 50% of the then outstanding shares of common stock, and more than 50% of the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors of the surviving or successor corporation, or, if applicable, the ultimate parent company thereof (the "Post-Transaction Corporation"), and

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            (2) except to the extent that such ownership existed prior to the
      Business Combination, no person (excluding the Post-Transaction Corporation and any employee benefit plan or related trust of either the Company, the Post-Transaction Corporation or any subsidiary of either corporation) beneficially owns, directly or indirectly, 25% or more of the then outstanding shares of common stock of the corporation resulting from such Business Combination or 25% or more of the combined voting power of the then outstanding voting securities of such corporation, and

            (3) at least a majority of the members of the board of directors of the Post-Transaction Corporation were members of the Incumbent Board at the time of the execution of the initial agreement, or of the action of the Board providing for such Business Combination; or

      (d) approval by the stockholders of Superior of a complete liquidation or dissolution of Superior.

For purposes of this Section 2.07, the term "person" shall mean a natural person or entity, and shall also mean the group or syndicate created when two or more persons act as a syndicate or other group (including, without limitation, a partnership or limited partnership) for the purpose of acquiring, holding, or disposing of a security, except that "person" shall not include an underwriter temporarily holding a security pursuant to an offering of the security.

Notwithstanding this Section 2.07, a Change of Control will be deemed to occur under such circumstances that the Secretary of the Treasury may prescribe via regulations.

      2.08 CODE. "Code" means the Internal Revenue Code of 1986, as amended. References to any provision of the Code or regulation (including a proposed regulation) thereunder shall include any successor provisions or regulations.

      2.09 COMMON STOCK. "Common Stock" means the common stock of Superior Energy Services, Inc.

      2.10 COMPANY. "Company" means Superior Energy Services, Inc., its successors, any subsidiary, or affiliated organizations authorized by the Compensation Committee of the Board to participate in the Plan and any organization into which or with which Superior Energy Services, Inc. may merge or consolidate or to which all or substantially all of its assets may be transferred.

      2.11 DEFERRAL ACCOUNT. "Deferral Account" means the account maintained on the books of the Company for each Participant pursuant to Article VI.

      2.12 DEFERRAL PERIOD. "Deferral Period" is defined in Section 4.02.

      2.13 DEFERRED AMOUNT. "Deferred Amount" is defined in Section 4.02.

      2.14 DESIGNEE. "Designee" means the individual(s) to whom the Administrative Committee has delegated the authority to take action under the Plan. Wherever Administrative Committee is referenced in the Plan, it shall be deemed to also refer to Designee.

      2.15 DISABLED. A Participant shall be considered Disabled if the
Participant:

            (a) is unable to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment which can be expected to result in death or can be expected to last for a continuous period of not less than 12 months, or

            (b) is, by reason of any medically determinable physical or mental impairment which can be expected to result in death or can be expected to last for a continuous period of not less than 12 months, receiving income replacement benefits for a period of not less than 3 months under an accident and health plan covering employees of the Participant's employer.

      2.16 ELIGIBLE COMPENSATION. "Eligible Compensation" means any Base Salary and Bonus Compensation otherwise payable with respect to a Plan Year. Eligible Compensation does not include expense reimbursements, any form of noncash compensation, stock-based plans, or benefits.

      2.17 ERISA. "ERISA" means the Employee Retirement Income Security Act of 1974, as amended.

      2.18 FORM OF PAYMENT. "Form of Payment" means payment in one lump sum or in substantially equal annual installments of 2 to 15 years.

      2.19 401(k) PLAN. "401(k) Plan" means the Superior Energy 401(k) Plan, as amended.

      2.20 HARDSHIP WITHDRAWAL. "Hardship Withdrawal" means the early payment of all or part of the balance in a Deferral Account(s) in the event of an Unforeseeable Emergency.

      2.21 HYPOTHETICAL INVESTMENT BENCHMARK. "Hypothetical Investment Benchmark" means the phantom investment benchmarks which are used to measure the return credited to a Participant's Deferral Account.

      2.22 KEY EMPLOYEE. "Key Employee" shall have the meaning set forth in
Section 416(i) of the Code, as adjusted by the Secretary of the Treasury for cost-of-living changes. As of the Effective Date of the Plan, a Key Employee is:

            (a) an officer of the Company having annual compensation from the Company of greater than $130,000;

            (b) an owner of 1% or more of the Company having annual compensation from the Company greater than $150,000; or

            (c) an owner of 5% or more of the Company.

      2.23 MATCHING CONTRIBUTION. "Matching Contribution" means the amount of annual matching contribution, if any, that the Company makes to the Plan.

      2.24 PARTICIPANT. "Participant" means any individual who is eligible to participate in this Plan, and who elects to participate by filing a Participation Agreement as provided in Article IV.

      2.25 PARTICIPATION AGREEMENT. "Participation Agreement" means an agreement filed by a Participant in accordance with Article IV.

      2.26 PLAN YEAR. "Plan Year" means a twelve-month period beginning January 1 and ending the following December 31. The initial Plan Year shall be the period beginning September 1, 2004, and ending the following December 31.

      2.27 RETIREMENT. "Retirement" means retirement of a Participant from the Company after attaining age 65 or age 55 with at least five years of service (in accordance with the method of determining years of service adopted by the Company).

      2.28 TERMINATION OF EMPLOYMENT. "Termination of Employment" means the cessation of a Participant's services as a full-time employee of the Company for any reason other than Retirement.

      2.29 UNFORESEEABLE EMERGENCY. "Unforeseeable Emergency" means a severe financial hardship to the Participant resulting from a sudden and unexpected illness or accident of the Participant, the Participant's Spouse, or a dependent (as defined in Section 152(a) of the Code) of the Participant, loss of the Participant's property due to casualty, or other similar extraordinary and unforeseeable circumstances arising as a result of events beyond the control of the Participant.

      2.30 VALUATION DATE. "Valuation Date" means the last calendar date when the New York Stock Exchange was open, or such other date as the Administrative Committee in its sole discretion may determine.

                                   ARTICLE III
                                 ADMINISTRATION

      3.01 ADMINISTRATIVE COMMITTEE DUTIES. This Plan shall be administered by the Administrative Committee. A majority of the members of the Administrative Committee shall constitute a quorum for the transaction of business. All resolutions or other action taken by the Administrative Committee shall be by a vote of a majority of its members present at any meeting or, without a meeting, by an instrument in writing signed by all its members. Members of the Administrative Committee may participate in a meeting of such committee by means of a conference telephone or similar communications equipment that enables all persons participating in the meeting to hear each other, and such participation in a meeting shall constitute presence in person at the meeting and waiver of notice of such meeting.

      The Administrative Committee shall be responsible for the administration of this Plan and shall have all powers necessary to administer this Plan, including discretionary authority to determine eligibility for benefits and to decide claims under the terms of this Plan, except to the extent that any such powers are vested in any other person administering this Plan by the Administrative Committee. The Administrative Committee may from time to time establish rules for the administration of this Plan, and it shall have the exclusive right to interpret this Plan and to decide any matters arising in connection with the administration and operation of this Plan. All rules, interpretations and decisions of the Administrative Committee shall be conclusive and binding on the Company, Participants and Beneficiaries.

      The Administrative Committee shall be responsible for determining in the first instance issues related to eligibility, Hypothetical Investment Benchmarks, distribution of Deferred Amounts, determination of account balances, crediting of hypothetical earnings and debiting of hypothetical losses and of distributions, in-service withdrawals, deferral elections and any other duties concerning the day-to-day operation of this Plan. The Administrative Committee may designate one of its members as a chairperson and may retain and supervise outside providers, third party administrators, record keepers and professionals (including in-house professionals) to perform any or all of the duties delegated to it hereunder.

      Neither a member of the Board nor any member of the Administrative Committee shall be liable for any act or action hereunder, whether of omission or commission, by any other member or employee or by any agent to whom duties in connection with the administration of this Plan have been delegated or for anything done or omitted to be done in connection with this Plan. The Administrative Committee shall keep records of all of its proceedings and shall keep records of all payments made to Participants or Beneficiaries and payments made for expenses or otherwise.

      The Company shall, to the fullest extent permitted by law, indemnify each director, officer or employee of the Company (including the heirs, executors, administrators and other personal representatives of such person) and each member of the Administrative Committee against expenses (including attorneys' fees), judgments, fines, amounts paid in settlement, actually and reasonably incurred by such person in connection with any threatened, pending or actual suit, action or proceeding (whether civil, criminal, administrative or investigative in nature or otherwise) in which such person may be involved by reason of the fact that he or she is or was serving this Plan in any capacity at the request of the Company or Administrative Committee.

      Any expense incurred by the Company or the Administrative Committee relative to the administration of this Plan shall be paid by the Company and/or may be deducted from the Deferral Accounts of the Participants, as determined by the Administrative Committee.

      3.02 CLAIM PROCEDURE. If a Participant or Beneficiary makes a written request alleging a right to receive payments under this Plan or alleging a right to receive an adjustment in benefits being paid under this Plan, such actions shall be treated as a claim for benefits. All claims for benefits under this Plan shall be sent to the Administrative Committee. If the Administrative Committee determines that any individual who has claimed a right to receive benefits, or different benefits, under this Plan is not entitled to receive all or any part of the benefits claimed, the Administrative Committee shall inform the claimant in writing of such determination and the reasons therefor in terms calculated to be understood by the claimant. The notice shall be sent within 90 days of the claim unless the Administrative Committee determines that additional time, not exceeding 90 days, is needed and so notifies the Participant. The notice shall make specific reference to the pertinent Plan provisions on which the denial is based, and shall describe any additional material or information that is necessary. Such notice shall, in addition, inform the claimant of the procedure that the claimant should follow to take advantage of the review procedures set forth below in the event the claimant desires to contest the denial of the claim. The claimant may within 90 days thereafter submit in writing to the Administrative Committee a notice that the claimant contests the denial of his or her claim and desires a further review by the Administrative Committee. The Administrative Committee shall within 60 days thereafter review the claim and authorize the claimant to review pertinent documents and submit issues and comments relating to the claim to the Administrative Committee. The Administrative Committee will render a final decision on behalf of the Company with specific reasons therefor in writing and will transmit it to the claimant within 60 days of the written request for review, unless the Administrative Committee determines that additional time, not exceeding 60 days, is needed, and so notifies the Participant.

                                   ARTICLE IV
                                  PARTICIPATION

      4.01 PARTICIPATION. Participation in the Plan shall be limited to executives who (i) are included on a list of eligible employees that the Administrative Committee shall establish and revise from time to time and that is approved by the Compensation Committee of the Board; and (ii) elect to participate in this Plan by filing a Participation Agreement with the Administrative Committee or its designee. A Participation Agreement must be filed prior to the December 15th immediately preceding the Plan Year for which it is effective. The Administrative Committee shall have the discretion to specify the contents of Participation Agreements and to establish special deadlines regarding the filing of Participation Agreements. An election made by a newly eligible Participant may be made effective for the current taxable year only if such election is made not more than 30 days after the Participant becomes eligible to participate in the Plan.

      4.02 CONTENTS OF PARTICIPATION AGREEMENT. Subject to Article VII, each Participation Agreement shall set forth: (i) the amount of Eligible Compensation for the Plan Year or performance period to which the Participation Agreement relates that is to be deferred under the Plan (the "Deferred Amount"), expressed as either a dollar amount or a percentage of the Base Salary and Bonus Compensation for such Plan Year or performance period; provided that the maximum Deferred Amount for any Plan Year shall not exceed 75% of Base Salary and 100% of Bonus Compensation; (ii) the period after which payment of the Deferred Amount is to be made or begin to be made (the "Deferral Period"), and (iii) the form in which payments are to be made, which may be a lump sum or in substantially equal annual installments of 2 to 15 years. The Deferral Period may be expressed as ending on a specified date (not less than three years from the year of the election), upon the occurrence of an event (such as a Participant's Retirement or Termination of Employment), or in accordance with such other terms and options that may be set forth in the Participation Agreement. The Deferral Period cannot end later than the year in which the Participant attains age 65 (unless the Participant remains employed by the Company when he/she attains age 65, in which case the Deferral Period will end upon the Participant's Retirement or Termination of Employment with the Company).

      4.03 MODIFICATION OR REVOCATION OF ELECTION BY PARTICIPANT.

            (a) A Participant may not change the amount of his Base Salary Deferrals during a Plan Year. However, a Participant may discontinue a Base Salary Deferral election at any time by filing, on such forms and subject to such limitations and restrictions as the Administrative Committee may prescribe in its discretion, a revised Participation Agreement with the Administrative Committee. If approved by the Administrative Committee, revocation shall take effect as of the first payroll period next following its filing. If a Participant discontinues a Base Salary Deferral election during a Plan Year, he will not be permitted to elect to make Base Salary Deferrals again until 12 months from the date of discontinuance. In accordance with Section 4.01 of the Plan, such election to resume deferrals shall not be effective until the following Plan Year. A Participant cannot revoke an election to defer Bonus Compensation.

            (b) A Participant may make a one-time election to change the time or form of his/her payment from the Plan as set forth in an existing Participation Agreement, but such a change must include the lengthening of the Deferral Period by no less than five years from the original payment date under the Participation Agreement (as in effect before such amendment). Such amended Participation Agreement must be filed with the Administrative Committee or its designee at least 12 months prior to the date of the first scheduled payment under the Participation Agreement (as in effect before such amendment). Under no circumstances may a Participant's Participation Agreement be retroactively entered into, modified or revoked.

                                   ARTICLE V
                              DEFERRED COMPENSATION

      5.01 ELECTIVE DEFERRED COMPENSATION. The Deferred Amount of a Participant with respect to each Plan Year of participation in the Plan shall be credited by the Administrative Committee to the Participant's Deferral Account as and when such Deferred Amount would otherwise have been paid to the Participant. To the extent that the Company is required to withhold any taxes or other amounts from the Deferred Amount pursuant to any state, Federal or local law, such amounts shall be taken out of other compensation eligible to be paid to the Participant that is not deferred under this Plan.

      5.02 VESTING OF DEFERRAL ACCOUNT. Except as provided in Section 7.02, a Participant shall be 100% vested in his/her Deferral Account at all times.

                                   ARTICLE VI
                     MAINTENANCE AND INVESTMENT OF ACCOUNTS

      6.01 MAINTENANCE OF ACCOUNTS. Separate Deferral Accounts shall be maintained for each Participant. More than one Deferral Account may be maintained for a Participant as necessary to reflect (a) various Hypothetical Investment Benchmarks and/or (b) separate Participation Agreements specifying different Deferral Periods and/or forms of payment. A Participant's Deferral Account(s) shall be utilized solely as a device for the measurement and determination of the amounts to be paid to the Participant pursuant to this Plan, and shall not constitute or be treated as a trust fund of any kind. The Administrative Committee shall determine the balance of each Deferral Account, as of each Valuation Date, by adjusting the balance of such Deferral Account as of the immediately preceding Valuation Date to reflect changes in the value of the deemed investments thereof, credits and debits pursuant to Section 5.01 and
Section 6.02 and distributions pursuant to Article VII with respect to such Deferral Account since the preceding Valuation Date.

      6.02 HYPOTHETICAL INVESTMENT BENCHMARKS. Each Participant shall be entitled to direct the manner in which his/her Deferral Accounts will be deemed to be invested by selecting among the Hypothetical Investment Benchmarks specified in Appendix A hereto, as amended by the Administrative Committee from time to time, and in accordance with such rules, regulations and procedures as the Administrative Committee may establish from time to time. Notwithstanding anything to the contrary herein, earnings and losses based on a Participant's investment elections shall begin to accrue as of the date such Participant's Deferral Amounts are credited to his/her Deferral Accounts.

      6.03 STATEMENT OF ACCOUNTS. The Administrative Committee shall submit to each Participant quarterly statements of his/her Deferral Account(s) in such form as the Administrative Committee deems desirable, setting forth the balance to the credit of such Participant in his/her Deferral Account(s) as of the end of the most recently completed quarter.

                                   ARTICLE VII
                                    BENEFITS

      7.01 TIME AND FORM OF PAYMENT. At the end of the Deferral Period for each Deferral Account, the Company shall pay to the Participant the balance of such Deferral Account at the time or times elected by the Participant in the applicable Participation Agreement; provided that if the Participant has elected to receive payments from a Deferral Account in a lump sum, the Company shall pay the balance in such Deferral Account (determined as of the most recent Valuation Date preceding the end of the Deferral Period) in a lump sum in cash as soon as practicable after the end of the Deferral Period. If the Participant has elected to receive payments from a Deferral Account in installments, the Company shall make annual cash payments from such Deferral Account, each of which shall consist of an amount equal to (i) the balance of such Deferral Account as of the most recent Valuation Date preceding the payment date times (ii) a fraction, the numerator of which is one and the denominator of which is the number of remaining installments (including the installment being paid). The first such installment shall be paid as soon as practicable after the end of the Deferral Period and each subsequent installment shall be paid on or about the anniversary of such first payment. Each such installment shall be deemed to be made on a pro rata basis from each of the different deemed investments of the Deferral Account (if there is more than one such deemed investment).

      7.02 MATCHING CONTRIBUTION. Each Participant who elects to make deferrals of Eligible Compensation to the Plan may receive a Matching Contribution equal to the percentage of that Participant's Deferred Amount, if any, declared by the Compensation Committee of the Board. Matching Contributions will be credited to the Participant's Deferral Account as of the date Company matching contributions would be contributed to the Participant's Superior Energy 401(k) Plan account and shall follow the Participant's Hypothetical Investment Benchmarks for the deferral of the Eligible Compensation to which it relates. The amount of the Matching Contribution may vary from payroll period to payroll period throughout the Plan Year, may be based on a formula that takes into account a Participant's overall compensation, and otherwise may be subject to maximum or minimum limitations. The Matching Contribution shall be invested among the same Hypothetical Investment Benchmarks as defined in Section 6.02 in the same proportion as the elections made by the Participant governing the deferrals of the Participant. The Matching Contribution shall be distributed to the Participant according to the election made by the Participant governing his/her deferrals and will vest according to the provisions governing matching contributions in the 401(k) Plan. Any Matching Contributions that are not vested when Matching Contributions are to be distributed to the Participant shall be forfeited to the Company.

      7.03 RETIREMENT. Subject to Section 7.01 and Section 7.06 hereof, if a Participant has elected to have the balance of his/her Deferral Account distributed upon Retirement, the account balance of the Participant (determined as of the most recent Valuation Date) shall be distributed upon Retirement in installments or a lump sum in accordance with the Plan and as elected in the Participation Agreement, and such payment(s) shall commence upon Termination of Employment. Notwithstanding this Section 7.03, a Participant who is a Key Employee shall not be entitled to take a distribution of the balance of his Deferral Account(s) on account of his/her Retirement for a period of 6 months following such Retirement or Termination of Employment, unless such balance is distributable pursuant to another provision of the Plan (e.g. due to Disability).

      7.04 IN-SERVICE DISTRIBUTIONS AND EFFECT OF TERMINATION OF EMPLOYMENT. Subject to Section 7.01 and Section 7.06 hereof, if a Participant has elected to defer Eligible Compensation under the Plan for a stated number of years, the account balance of the Participant (determined as of the most recent Valuation Date preceding such Deferral Period) shall be distributed in installments or a lump sum in accordance with the Plan and as elected in the Participation Agreement. Notwithstanding the previous sentence, a Participant may specify in his/her Participation Agreement that his/her Deferral Account shall be distributed to him/her in a lump sum upon Termination of Employment, if such termination occurs before the elected date. Notwithstanding this Section 7.04, a Participant who is a Key Employee shall not be entitled to take a distribution of the balance of his Deferral Account(s) on account of his/her Termination of Employment for a period of 6 months following such Termination of Employment, unless such balance is distributable pursuant to another provision of the Plan (e.g. due to Disability).

      7.05 DEATH OR DISABILITY. Notwithstanding the provisions of Section 7.03 and 7.04 hereof and any Participation Agreement, if a Participant dies or becomes Disabled prior to receiving full payment of his/her Deferral Account(s), the Company shall pay the remaining balance of his/her Deferral Account (determined as of the most recent Valuation Date preceding such event) to the Participant or the Participant's Beneficiary or Beneficiaries (as the case may be) in a lump sum in cash as soon as practicable following the occurrence of such event, unless the Administrative Committee in its sole discretion determines otherwise. Subject to Section 6.02 hereof, the amount distributable under the preceding sentence of this Section 7.05 shall be based on the Participant's investment elections.

      7.06 HARDSHIP WITHDRAWALS. Notwithstanding the provisions of Section 7.01 and any Participation Agreement, a Participant shall be entitled to early payment of all or part of the balance in his/her Deferral Account(s) in the event of an Unforeseeable Emergency, in accordance with this Section 7.06. A distribution pursuant to this Section 7.06 may only be made to the extent reasonably needed to satisfy the Unforeseeable Emergency need, and may not be made if such need is or may be relieved (i) through reimbursement or compensation by insurance or otherwise, (ii) by liquidation of the Participant's assets to the extent such liquidation would not itself cause severe financial hardship, or (iii) by cessation of participation in the Plan. An application for an early payment under this Section 7.06 shall be made to the Administrative Committee in such form and in accordance with such procedures as the Administrative Committee shall determine from time to time. The determination of whether and in what amount and form a distribution will be permitted pursuant to this Section 7.06 shall be made by the Administrative Committee.

      7.07 CHANGE OF CONTROL. In the event of a Change of Control that was recommended for approval to the shareholders by the Board, no immediate special payment shall be made to any Participant and the terms and conditions of the Plan shall remain in full force and effect. Notwithstanding anything contained in this Plan to the contrary, upon a Hostile Change of Control, the Company shall immediately pay to each Participant in a lump sum in cash the balance in his/her Deferral Account(s) (determined as of the most recent Valuation Date preceding the Change of Control). Hostile Change of Control is defined as a Change of Control of the Company that was not recommended for approval to the shareholders by the Board. Notwithstanding this Section 7.07, if a Participant is subject to the requirements of Section 16(a) of the Securities Exchange Act of 1934, the Participant's balance in his Deferral Account(s) shall not be distributed on account of a Change in Control prior to the date that is one year after the date of the Change of Control, unless such balance is distributable pursuant to another provision of the Plan.

      7.08 WITHHOLDING OF TAXES. Notwithstanding any other provision of this Plan, the Company shall withhold from payments made hereunder any amounts required to be so withheld by any applicable law or regulation.

      7.09 ACCELERATION OR DEFERRAL OF PAYMENT. A Participant shall not have no right to compel any accelerated payment of amounts due to a Participant, except as provided in Sections 7.05, 7.06 and 7.07. The Company reserves the right to defer the payment of some or all of the amounts due to a Participant in a given year if the Plan Administrator determines that the payment(s) due to a Participant in such year would result in negative tax consequences to the Company as a result of exceeding the limit set forth in Code Section 162(m). The preceding sentence shall not apply if there is a Hostile Change of Control, as described in Section 7.07. Notwithstanding the terms of any Participation Agreement, the Plan may refuse to accept Deferral Amounts and may distribute Deferral Amounts to Participants at any time, if the Administrative Committee determines that such actions are required in order to comply with applicable law.

                                  ARTICLE VIII
                             BENEFICIARY DESIGNATION

      8.01 BENEFICIARY DESIGNATION. Each Participant shall have the right, at any time, to designate any person, persons or entity as his Beneficiary or Beneficiaries. A Beneficiary designation shall be made, and may be amended, by the Participant by filing a written designation with the Administrative Committee, on such form and in accordance with such procedures as the Administrative Committee shall establish from time to time.

      8.02 NO BENEFICIARY DESIGNATION. If a Participant fails to designate a Beneficiary as provided above, or if all designated Beneficiaries predecease the Participant, then the Participant shall be deemed to have designated the surviving spouse of the Participant as the designated Beneficiary. If the Participant dies without a designated Beneficiary (or spouse as the deemed designated Beneficiary), then the Participant's Beneficiary shall be deemed to be the Participant's estate.

                                   ARTICLE IX
                        AMENDMENT AND TERMINATION OF PLAN

      9.01 AMENDMENT. The Compensation Committee of the Board, or any person(s) to whom such committee has delegated the right to amend the Plan, may at any time amend this Plan in whole or in part, provided, however, that no amendment shall be effective to decrease the balance in any Deferral Account as accrued at the time of such amendment.

      9.02 COMPANY'S RIGHT TO TERMINATE. The Board may at any time terminate the Plan with respect to future Participation Agreements or future contributions. The Board may also terminate the Plan in its entirety at any time for any reason. Upon any such termination, distribution of amounts due to Participants shall be made in accordance with Article VII of this Plan.

                                    ARTICLE X
                                  MISCELLANEOUS

      10.01 UNFUNDED PLAN. This Plan is intended to be an unfunded plan maintained primarily for the purpose of providing deferred compensation for a select group of management or highly compensated employees, within the meaning of Sections 201, 301 and 401 of ERISA. All payments pursuant to the Plan shall be made from the general funds of the Company and no special or separate fund shall be established or other segregation of assets made to assure payment. No Participant or other person shall have under any circumstances any interest in any particular property or assets of the Company as a result of participating in the Plan. Notwithstanding the foregoing, the Company may (but shall not be obligated to) create one or more grantor trusts, the assets of which are subject to the claims of the Company's creditors, to assist it in accumulating funds to pay its obligations under the Plan. Participants shall have no right to compel the investment of any amounts deposited in any such trust(s).

      10.02 NONASSIGNABILITY. Except as specifically set forth in the Plan with respect to the designation of Beneficiaries, neither a Participant nor any other person shall have any right to commute, sell, assign, transfer, pledge, anticipate, mortgage or otherwise encumber, transfer, hypothecate or convey in advance of actual receipt the amounts, if any, payable hereunder, or any part thereof, which are, and all rights to which are, expressly declared to be unassignable and non-transferable. No part of the amounts payable shall, prior to actual payment, be subject to seizure or sequestration for the payment of any debts, judgments, alimony or separate maintenance owed by a Participant or any other person, nor be transferable by operation of law in the event of a Participant's or any other person's bankruptcy or insolvency.

      10.03 PAYMENT TO SPOUSE IN CONNECTION WITH DIVORCE. Section 10.02 of the Plan to the contrary notwithstanding, if a Participant should become divorced, a portion of his Deferral Account(s) may be assigned to his former spouse by order of the court having jurisdiction over the divorce. Upon receipt of a certified copy of such an order, and upon determining that the order assigns a determinable amount or percentage of the Participant's Deferral Account(s) to the former spouse, the Administrative Committee shall give effect to the order, so that when a benefit with respect to the Participant becomes payable (to the Participant or the Participant's Beneficiary) the former spouse will receive the amount or percentage (as stated in the order) of the benefit determined under
Article VII of the Plan. If the Administrative Committee determines that the court order does not set out a determinable amount or percentage, or for some other reason determines that the order cannot be enforced as written, the Administrative Committee shall notify the Participant and the former spouse of the objections to giving effect to the order.

      10.04 VALIDITY AND SEVERABILITY. The invalidity or unenforceability of any provision of this Plan shall not affect the validity or enforceability of any other provision of this Plan, which shall remain in full force and effect, and any prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

      10.05 GOVERNING LAW. The validity, interpretation, construction and performance of this Plan shall in all respects be governed by the laws of the State of Louisiana, without reference to principles of conflict of law, except to the extent preempted by federal law.

      10.06 EMPLOYMENT STATUS. This Plan does not constitute a contract of employment or impose on the Participant or the Company any obligation for the Participant to remain an employee of the Company or change the status of the Participant's employment or the policies of the Company and its affiliates regarding termination of employment.

      10.07 UNDERLYING PLANS AND PROGRAMS. Nothing in this Plan shall prevent the Company from modifying, amending or terminating the compensation or the plans and programs pursuant to which cash awards are earned and which are deferred under this Plan.

      10.08 SEVERANCE. Notwithstanding anything to the contrary herein, the Administrative Committee may, in its sole and exclusive discretion, determine that the Deferral Account of a Participant who has incurred a Termination of Employment and who receives or will receive severance payments from the Company shall be paid in installments, at such intervals as the Administrative Committee may decide.

      IN WITNESS HEREOF, the Plan is hereby executed on the 1st day of September, 2004, to be effective September 1, 2004, unless stated otherwise.

WITNESSES                                 SUPERIOR ENERGY SERVICES, INC.

/s/ Ross A. Burkenstock                   By: /s/ Robert S. Taylor
-----------------------------------           ----------------------------------

/s/ Danny R. Young                        Title: Chief Financial Officer
-----------------------------------

                                   APPENDIX A
                              INVESTMENT BENCHMARKS

MONY Series Money Market Portfolio

MONY Series Intermediate Term Bond Portfolio

Fidelity VIP II Asset Manager

T. Rowe Price Equity Income Portfolio

Dreyfus Stock Index Portfolio (S & P 500)

Fidelity VIP II Contrafund (Initial Class)

Alger American Mid Cap Growth

Dreyfus Small Company Portfolio

Janus AS Capital Appreciation

T. Rowe Price International Stock Portfolio

                                   APPENDIX B
                            ADMINISTRATIVE COMMITTEE

The members of the Plan's Administrative Committee are as follows:

Donna Cummins
Wayne Robertson
Greg Rosenstein
Robert Taylor
Danny Young

                                      B-1